UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2016

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Chief Financial Officer Offer Letter:

Effective as of April 13, 2016, IMH Management Services, LLC, a wholly-owned subsidiary of IMH Financial Corporation (“the Company”), entered into an offer letter with Samuel J. Montes (the “Montes Offer Letter”) to serve as the Company’s Chief Financial Officer.

Mr. Montes will receive an annual base salary of $275,000, and a guaranteed bonus for 2016 of $50,000, of which $20,000 is payable on or before April 30, 2016 and the balance payable on March 15, 2017. Pursuant to the Montes Offer Letter, Mr. Montes shall also receive a $20,000 bonus on or before April 30, 2016 for the services he provided as the Company’s Senior Vice President - Finance during 2015.

Mr. Montes, 49, has served in various capacities with the Company since April 2007 as Controller, Vice President - Finance and Senior Vice President - Finance. Mr. Montes has over 25 years of professional experience in the finance and accounting field in various roles including Director of Finance, Senior Audit Manager, and Staff Accountant.  Mr. Montes graduated with a Bachelor of Science in Business Administration from California State University of Los Angeles.

The above summary of the terms and conditions of the Montes Offer Letter is qualified in its entirety by reference to a copy of the Montes Offer Letter attached hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibits	Exhibit Description
10.1	Offer Letter between IMH Management Services, LLC and Samuel J. Montes dated April 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 19, 2016

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer